Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256596 on Form N-2 of our report dated August 13, 2021 relating to the financial statement of BlackRock ESG Capital Allocation Trust, appearing in the Statement of Additional Information, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 24, 2021